                                                                    Exhibit 99.2



                              RMI TITANIUM COMPANY
                        BARGAINING UNIT EMPLOYEE SAVINGS
                               AND INVESTMENT PLAN


                                  ANNUAL REPORT

                 For the Years Ended December 31, 1998 and 1997

                      (PricewaterhouseCoopers Letterhead)

                       Report of Independent Accountants


To the Participants and Administrator of RMI Titanium Company
Bargaining Unit Employee Savings and Investment Plan

In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the RMI Titanium Company Bargaining Unit Employee Savings and Investment Plan (the "Plan") at December 31, 1998 and 1997, and the changes in net assets available for benefits for the year ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employment Retirement Income Security Act of 1974. The Fund Information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for benefits of each fund. These supplemental schedules and Fund Information are the responsibility of the Plan's management. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.


/s/ PricewaterhouseCoopers LLP

June 24, 1999

                              RMI TITANIUM COMPANY
              BARGAINING UNIT EMPLOYEE SAVINGS AND INVESTMENT PLAN
                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                           December 31, 1998 and 1997

                                                                            1998                 1997
                                                                            ----                 ----
Investments, at fair value:
     Fidelity Magellan Fund                                              $ 8,917,364         $ 6,527,023
     Fidelity Growth and Income Fund                                       1,324,636             821,523
     Fidelity Low Priced Stock Fund                                          340,219             309,518
     Fidelity Worldwide Fund                                                 268,911             167,828
     Fidelity Managed Income Portfolio                                     4,819,747           4,242,875
     Spartan U.S. Equity Index Fund                                        1,200,987             562,364
     RTI International Metals, Inc. Common Stock Account                     619,318             853,331
     Participant Loans Receivable                                            526,884             414,790
                                                                         -----------         -----------
     Net assets available for benefits                                   $18,018,066         $13,899,252
                                                                         ===========         ===========


   The accompanying notes are an integral part of these financial statements.

                              RMI TITANIUM COMPANY
              BARGAINING UNIT EMPLOYEE SAVINGS AND INVESTMENT PLAN


           Statement of Changes in Net Assets Available for Benefits,
                             with Fund Information
                      For the Year Ended December 31, 1998

                                                                  Fidelity     Fidelity                    Fidelity
                                                  Fidelity        Growth &    Low Priced     Fidelity       Managed
                                                  Magellan         Income       Stock       Worldwide       Income
                                                    Fund            Fund         Fund          Fund        Portfolio

Employees' contributions                         $  630,659       $319,705      $124,199     $ 58,570     $  412,607
                                                 ----------     ----------      --------     --------     ----------

Investment income:
   Interest and dividend income                     573,821        118,751        25,445        2,371        265,937

   Net appreciation (depreciation)
     in fair value of investments                 1,633,805        156,588       (31,149)       9,667             --
                                                 ----------     ----------      --------     --------     ----------

                                                  2,207,626        275,339        (5,704)      12,038        265,937

   Transfers                                       (292,960)       (50,195)      (87,731)      31,493        277,472
                                                 ----------     ----------      --------     --------     ----------

      Total net additions (deductions)            2,545,325        544,849        30,764      102,101        956,016
                                                 ----------     ----------      --------     --------     ----------

Participant's benefits paid                        (154,984)       (41,736)          (63)      (1,018)      (379,144)
                                                 ----------     ----------      --------     --------     ----------

      Total net deductions                         (154,984)       (41,736)          (63)      (1,018)      (379,144)
                                                 ----------     ----------      --------     --------     ----------

Increase (decrease) in net assets                 2,390,341        503,113        30,701      101,083        576,872

Net assets available for benefits:
   Beginning of year                              6,527,023        821,523       309,518      167,828      4,242,875
                                                 ----------     ----------      --------     --------     ----------

   End of year                                   $8,917,364     $1,324,636      $340,219     $268,911     $4,819,747
                                                 ==========     ==========      ========     ========     ==========



                                               Spartan       RTI Int'l.
                                             U.S. Equity    Metals, Inc.    Participant
                                                Index       Common Stock       Loans
                                                 Fund         Account        Receivable        Total
Employees' contributions                      $  248,020      $  72,064      $     --      $ 1,865,824
                                              ----------      ---------      --------      -----------

Investment income:
   Interest and dividend income                   46,507             --        27,223        1,060,055

   Net appreciation (depreciation)
     in fair value of investments                197,069       (144,675)           --        1,821,305
                                              ----------      ---------      --------      -----------

                                                 243,576       (144,675)       27,223        2,881,360

   Transfers                                     182,738       (154,829)       94,468              456
                                              ----------      ---------      --------      -----------

      Total net additions (deductions)           674,334       (227,440)      121,691        4,747,640
                                              ----------      ---------      --------      -----------

Participant's benefits paid                      (35,711)        (6,573)       (9,597)        (628,826)
                                              ----------      ---------      --------      -----------

      Total net deductions                       (35,711)        (6,573)       (9,597)        (628,826)
                                              ----------      ---------      --------      -----------

Increase (decrease) in net assets                638,623       (234,013)      112,094        4,118,814

Net assets available for benefits:
   Beginning of year                             562,364        853,331       414,790       13,899,252
                                              ----------      ---------      --------      -----------

   End of year                                $1,200,987      $ 619,318      $526,884      $18,018,066
                                              ==========      =========      ========      ===========



   The accompanying notes are an integral part of these financial statements.

                              RMI TITANIUM COMPANY
              BARGAINING UNIT EMPLOYEE SAVINGS AND INVESTMENT PLAN


           Statement of Changes in Net Assets Available for Benefits,
                             with Fund Information
                      For the Year Ended December 31, 1997


                                                      Fidelity    Fidelity                  Fidelity     Spartan        CIGNA
                                        Fidelity      Growth &   Low Priced    Fidelity      Managed    U.S. Equity   Guaranteed
                                        Magellan       Income      Stock      Worldwide      Income       Index       "Long-Term"
                                          Fund           Fund       Fund        Fund        Portfolio      Fund         Account
Employees' contributions               $  628,256      $280,624    $122,058    $ 53,018    $  415,670    $177,147     $    39,546
                                       ----------      --------    --------    --------    ----------    --------     -----------

Investment income:
   Interest and dividend income           454,093        35,775      24,285      14,848       214,325      11,805          20,847

   Net appreciation (depreciation)
     in fair value of investments         882,630        79,069      21,325      (3,409)           --      73,454              --
                                       ----------      --------    --------    --------    ----------    --------     -----------

                                        1,336,723       114,844      45,610      11,439       214,325      85,259          20,847

   Transfers                             (357,530)      428,846     143,443     103,371     3,741,567     302,042      (3,959,562)
                                       ----------      --------    --------    --------    ----------    --------     -----------

      Total net additions (deductions)  1,607,449       824,314     311,111     167,828     4,371,562     564,448      (3,899,169)
                                       ----------      --------    --------    --------    ----------    --------     -----------

Participant's benefits paid              (109,970)       (2,791)     (1,593)         --      (128,687)     (2,084)        (26,250)
                                       ----------      --------    --------    --------    ----------    --------     -----------

      Total net deductions               (109,970)       (2,791)     (1,593)         --      (128,687)     (2,084)        (26,250)
                                       ----------      --------    --------    --------    ----------    --------     -----------

Increase (decrease) in net assets       1,497,479       821,523     309,518     167,828     4,242,875     562,364      (3,925,419)

Net assets available for benefits:
   Beginning of year                    5,029,544            --          --          --            --          --       3,925,419
                                       ----------      --------    --------    --------    ----------    --------     -----------

   End of year                         $6,527,023      $821,523    $309,518    $167,828    $4,242,875    $562,364     $        --
                                       ==========      ========    ========    ========    ==========    ========     ===========

                                            CIGNA         CIGNA          CIGNA        RTI Int'l.
                                           Income &       Stock          Int'l.      Metals, Inc.   Participant
                                            Growth     Market Index      Equity      Common Stock      Loans
                                            Account       Account        Account        Account      Receivable          Total
Employees' contributions                   $  2,733      $   3,742      $   3,701      $   94,483      $     --      $ 1,820,978
                                           --------      ---------      ---------      ----------      --------      -----------

Investment income:
   Interest and dividend income                  --             --             --              --        22,072          798,050

   Net appreciation (depreciation)
     in fair value of investments             3,152         12,845           (325)        319,164            --        1,387,905
                                           --------      ---------      ---------      ----------      --------      -----------

                                              3,152         12,845           (325)        319,164        22,072        2,185,955

   Transfers                                (81,341)      (203,163)      (139,568)       (730,656)       54,748         (697,803)
                                           --------      ---------      ---------      ----------      --------      -----------

      Total net additions (deductions)      (75,456)      (186,576)      (136,192)       (317,009)       76,820        3,309,130
                                           --------      ---------      ---------      ----------      --------      -----------

Participant's benefits paid                      --           (190)          (320)        (15,234)       (2,994)        (290,113)
                                           --------      ---------      ---------      ----------      --------      -----------

      Total net deductions                       --           (190)          (320)        (15,234)       (2,994)        (290,113)
                                           --------      ---------      ---------      ----------      --------      -----------

Increase (decrease) in net assets           (75,456)      (186,766)      (136,512)       (332,243)       73,826        3,019,017

Net assets available for benefits:
   Beginning of year                         75,456        186,766        136,512       1,185,574       340,964       10,880,235
                                           --------      ---------      ---------      ----------      --------      -----------

   End of year                             $     --      $      --      $      --      $  853,331      $414,790      $13,899,252
                                           ========      =========      =========      ==========      ========      ===========



   The accompanying notes are an integral part of these financial statements.

                              RMI TITANIUM COMPANY
              BARGAINING UNIT EMPLOYEE SAVINGS AND INVESTMENT PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           DECEMBER 31, 1998 AND 1997


NOTE 1 - SUMMARY OF ACCOUNTING POLICIES:

ACCOUNTING METHOD

The financial statements of the RMI Titanium Company Bargaining Unit Employee Savings and Investment Plan (the Plan) use the accrual method of accounting.

USE OF ESTIMATES

Generally accepted accounting principles require management to make certain estimates and assumptions relating primarily to the fair market value of certain Plan assets. Actual results could differ from those estimates. For additional information on the fair market value of Plan assets, see "Investments" below.

INVESTMENTS

Effective February 1, 1997, RMI Titanium Company (the Company) changed the Plan Recordkeeper from CIGNA to Fidelity Investments Institutional Operations Company (FIIOC). Concurrently, new investment options in Fidelity managed funds were made available to plan participants. Existing balances in CIGNA managed funds were transferred to the Fidelity fund most closely matching the stated investment strategy. The RTI International Metals, Inc. Common Stock investment option was retained.

Available investment options at 12-31-98 are as follows:

RTI INTERNATIONAL METALS, INC. COMMON STOCK - Funds are invested in shares of RTI Metals, Inc.

Fidelity managed mutual fund accounts:

FIDELITY MAGELLAN FUND - Funds are invested in shares of a registered investment company that invests primarily in equity securities.

FIDELITY GROWTH AND INCOME FUND - Funds are invested in shares of a registered investment company that invests primarily in equity securities.

FIDELITY LOW-PRICED STOCK FUND - Funds are invested in shares of a registered investment company that invests primarily in shares of small-sized companies.

FIDELITY WORLDWIDE FUND - Funds are invested in shares of a registered investment company that invests primarily in common stocks issued by companies of all sizes anywhere in the world, including the U.S.

SPARTAN U.S. EQUITY INDEX FUND - Funds are invested in shares of a registered investment company that attempts to duplicate the composition and total return of the S&P 500.

Fidelity stable value funds:

FIDELITY MANAGED INCOME PORTFOLIO - Funds are invested in short- and long-term investment contracts issued by insurance companies and commercial banks.

Investments in Fidelity managed funds and RTI International Metals, Inc. Common Stock are valued at fair market value based on published quotations. Security transactions are recorded as of the settlement date.

FUNDING

The Plan is funded by contributions from the participating employees of the Company. The costs of administering the Plan and the trust are borne by the Company.

PAYMENT OF BENEFITS

Benefits are recorded when paid.

NOTE 2 - DESCRIPTION OF PLAN:

GENERAL

The Plan Sponsor is RMI Titanium Company (the Company). The Company is a successor to entities that have been operating in the titanium industry since 1958.

The following description of the Plan provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

The Plan is a defined contribution plan covering full-time union represented employees who are at least 21 years of age and have three months of service. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).

CONTRIBUTIONS

Participants may contribute from 1% to 15% of salary through payroll deduction. Pre-tax contributions are subject to annual limitations as prescribed by law ($10,000 in 1998 and $9,500 in 1997). Contributions are directed by the participants into any one or all of the investment options. Participants may change their elections of investment funds by calling the recordkeeper directly. Participants are 100% vested in their accounts at all times.

PAYMENT OF BENEFITS

Participants or their beneficiaries are entitled to the full current value of their account in the Plan upon:

                           Retirement;
                           Termination of Employment with the Company;
                           or Death

Participants may also make written application to the administrator for withdrawal of all or a portion of their account balance for certain limited situations qualifying as financial hardships under Internal Revenue Service guidelines in effect at the time of the withdrawal.

PARTICIPANT LOANS RECEIVABLE

Participants may borrow from their accounts a minimum of $1,000 up to a maximum equal to 50% of the existing account balance up to a total of $50,000 in any 12-month period. Loans are treated as a transfer (from) the investment fund to the Participant Loans Receivable fund. Loan repayment terms range from one month to five years and are secured by the balance in the participant's account. Loans bear interest at a rate commensurate with the current market rate when made. Loans made in 1998 and 1997 bear interest at 8.75%. Interest rates on loans made prior to 1997 range from 8.75% to 15.00%. Principal and interest are paid ratably through monthly payroll deductions. Repayments are transfers to the investment funds (from) the Participant Loan Receivable fund.

TRANSFERS

Transfers represent net inter-plan and inter-fund transfers. Also included in transfers for 1997 are all amounts transferred to Fidelity from CIGNA.

ADMINISTRATION

The Plan is administered by the Company's Retirement Board. The Board establishes rules of procedures and interprets the provisions of the Plan.

TERMINATION PROVISION

The Company anticipates the Plan will continue without interruption, but reserves the right to discontinue the Plan at any time subject to the provision of the collective bargaining agreement. In the event that such discontinuance results in the termination of the Plan, the Plan provides that each participant shall be fully vested with the amount in his/her individual account which includes earnings on the participant's contributions. The individual accounts of the participants shall continue to be administered by the administrator, or be distributed in a lump sum to the participants, as deemed appropriate by the administrator.

NOTE 3 - INCOME TAXES:

The Internal Revenue Service (IRS) has determined and informed the Company by a letter dated April 30, 1996, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan has been amended and restated since receiving the determination letter; however, the Plan administrator believes that the Plan is currently being operated in compliance with the applicable requirements of the IRC. Therefore, no provision for income taxes has been included in the Plan financial statements.

NOTE 4 - RECORDKEEPING

Individual participant account balances, allocation and investment options are maintained by FIIOC since February 1, 1997, based on enrollment and payroll information supplied by the Company. Prior to February 1, 1997, CIGNA was the recordkeeper.

                                   SCHEDULE I

                                    FORM 5500


           Item 27a - Schedule of Assets Held for Investment Purposes



                              RMI TITANIUM COMPANY

               BARGAINING UNIT EMPLOYEES SAVINGS & INVESTMENT PLAN



                                                                                                                       (e)
                   (b)                                   (c)                                        (d)              CURRENT
   (a)          IDENTITY                       DESCRIPTION OF INVESTMENT                           COST               VALUE
    *      Fidelity Investments             Fidelity Magellan Fund                              $7,283,559         $8,917,364

    *      Fidelity Investments             Fidelity Growth and Income Fund                      1,168,048          1,324,636

    *      Fidelity Investments             Fidelity Low Priced Stock Fund                         371,368            340,219

    *      Fidelity Investments             Fidelity Worldwide Fund                                259,244            268,911

    *      Fidelity Investments             Fidelity Managed Income Portfolio                    4,819,747          4,819,747

    *      Fidelity Investments             Spartan U.S. Equity Index Fund                       1,003,918          1,200,987

    *      RMI Titanium Company             RTI International Metals, Inc.
                                              Common Stock Account                                 738,940            619,318

   --      Participant Loans                Interest Rates High 15.00%, Low 8.75%                      N/A            526,884
                                                                                                                  -----------
                                                                                                    TOTAL:        $18,018,066
                                                                                                                  ===========


                         * DESIGNATED PARTY-IN-INTEREST

                                   SCHEDULE II
                                    FORM 5500

                 Item 27d - Schedule of Reportable Transactions

                              RMI TITANIUM COMPANY
               BARGAINING UNIT EMPLOYEES SAVINGS & INVESTMENT PLAN

A. PURCHASES:

      Identity of              Description               Number of    Purchased    Selling     Cost of      Current    Net Gain or
    Party Involved              of Assets               Transactions    Price       Price       Asset        Value        (Loss)
    --------------             -----------              ------------  ---------    -------     -------      -------    -----------
Fidelity Investments       Fidelity Magellan                 109      $2,244,908         N/A  $2,244,908   $2,244,908        N/A

Fidelity Investments       Fidelity Growth and Income         70         811,955         N/A     811,955      811,955        N/A

Fidelity Investments       Fidelity Worldwide Fund            54         631,615         N/A     631,615      631,615        N/A

Fidelity Investments       Fidelity Managed Income
                           Portfolio                         123       3,442,145         N/A   3,442,145    3,442,145        N/A

Fidelity Investments       Spartan U.S. Equity Index          67         634,232         N/A     634,232      634,232        N/A

B: SALES

Fidelity Investments       Fidelity Magellan                  71             N/A  $1,646,481  $1,486,554   $1,646,481   $159,927

Fidelity Investments       Fidelity Growth and Income         32             N/A     511,920     476,003      511,920     35,917

Fidelity Investments       Fidelity Worldwide Fund            23             N/A     534,727     531,468      534,727      3,259

Fidelity Investments       Fidelity Managed
                           Income Portfolio                  107             N/A   2,865,273   2,865,273    2,865,273        N/A

Fidelity Investments       Spartan U.S. Equity Index          21             N/A     217,932     206,945      217,932     10,987